DIRECTOR AGREEMENT


     DIRECTOR AGREEMENT effective as of the 8th day of July, 1998 by and among Dr. Hussein Elkholy, an adult individual having an address at 2 Horizon Road, Apt. 604, Ft. Lee, New Jersey 07024 (hereinafter referred to as "Dr. Elkholy") and VDC Corporation Ltd., a Bermuda corporation having a registered office at 44 Church Street, Hamilton HM FX Bermuda (hereinafter referred to as the "Company").

                                   WITNESSETH

     WHEREAS, Dr. Elkholy has been elected to serve as a member of the Company's Board of Directors (a "Director") and Dr. Elkholy has agreed to serve as a Director, each upon the terms and conditions contained within this Director Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Term, Duties and Acceptance

     a. The Company hereby retains Dr. Elkholy as a Director to render his services to the Company in such capacity.

     b. Dr. Elkholy hereby agrees to serve as a Director and agrees to devote his best efforts, energy and skill to such position.

     c. Dr. Elkholy agrees to serve as a Director for the term for which he was elected unless he retires or is removed from office.

2.   Compensation and Expense Reimbursement

     a. As compensation (the "Compensation") for his service as a Director, Dr. Elkholy shall receive options to purchase the Company's stock upon the terms and conditions set forth in that certain Option to Purchase Common Shares of VDC Corporation Ltd. by and between Dr. Elkholy and the Company dated July 8, 1998.

     b. Other than the Compensation, Dr. Elkholy shall not receive a salary, payments or reimbursement of any kind for his service as a Director.

     c. The Company shall not pay or reimburse Dr. Elkholy for out-of-pocket expenses incurred by him in the performance of his duties as a Director, nor for attending telephonic or physical meetings of the Company's Board of Directors (the "Board").

3.   Resignation and Removal from Office

     a.   Dr. Elkholy may resign from his position as a Director upon thirty
          (30) days written notice to the Board.

     b. Dr. Elkholy may be removed from office as Director on the terms and conditions set forth in the corporate law of the current jurisdiction of incorporation of the Company and on the terms and conditions set forth in the Company's governing documents.

4.   Trade Secrets and Confidential Information

     Dr. Elkholy recognizes and acknowledges that certain information including, without limitation, information pertaining to the financial condition of the Company, its systems, methods of doing business, agreements with customers or suppliers or other aspects of the business of the Company or which is sufficiently secret to derive economic value from not being disclosed ("Confidential Information") may be made available or otherwise come into the possession of Dr. Elkholy by reason of his service to the Company. Accordingly, Dr. Elkholy agrees that he will not at any time disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever or make use to his personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Board. Dr. Elkholy shall, upon termination of his service to the Company, return to the Company all documents which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this Section 4, Dr. Elkholy's obligations under this Section 4 shall not, after termination of Dr. Elkholy's service to the Company, apply to information which has become generally available to the public without any action or omission of Dr. Elkholy (except that any Confidential Information which is disclosed to any third party by an employee or representative of the Company who is not authorized to make such disclosure shall be deemed to remain confidential and protectable by Dr. Elkholy under this Section 4).

5.   Severability

     The invalidity or unenforceability of any term of this Agreement shall not affect the validity or enforceability of this Agreement or any of its other terms; and this Agreement and such other terms shall be construed as though the invalid or unenforceable term(s) were not included herein, unless the effect would be to vitiate the parties' fundamental purposes in entering into this Agreement.

6.   Breach

     Dr. Elkholy hereby recognizes and acknowledges that irreparable injury or damage shall result to the Company in the event of a breach or threatened breach by Dr. Elkholy of any of the terms of Section 4 hereunder, and Dr. Elkholy therefore agrees that the Company shall be entitled


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


to an injunction restraining Dr. Elkholy from engaging in any activity constituting such breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for breach or threatened breach of this Agreement, including but not limited to, the recovery of damages from Dr. Elkholy and removal from office as a Director.

7.   Arbitration

     All controversies which may arise between the parties hereto including, but not limited to, those arising out of or related to this Agreement shall be determined by binding arbitration applying the laws of the State of Delaware as set forth in Section 11 hereof. Any arbitration pursuant to this Agreement shall be conducted in Philadelphia, Pennsylvania before the American Arbitration Association in accordance with its arbitration rules. The arbitration shall be final and binding upon all the parties (so long as the award was not procured by corruption, fraud or undue means) and the arbitrator's award shall not be required to include factual findings or legal reasoning. Nothing in this Section 7 will prevent either party from resorting to judicial proceedings if interim injunctive relief under the laws of the State of Delaware from a court is necessary to prevent serious and irreparable injury to one of the parties, and the parties hereto agree that the federal and state courts located in Philadelphia, Pennsylvania shall have exclusive subject matter and in personam jurisdiction over the parties and any such claims or disputes arising from the subject matter contained herein.

8.   Remedies Cumulative

     Except as otherwise expressly provided herein, each of the rights and remedies of the parties set forth in this Agreement shall be cumulative with all other such rights and remedies, as well as with all rights and remedies of the parties otherwise available at law or in equity.

9.   Counterparts

     This Agreement may be executed via facsimile transmission signature and in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

10.  Waiver

     The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. To be effective, any waiver must be contained in a written instrument signed by the party waiving compliance by the other party of the term or covenant as specified. The waiver by either party of the breach of any term or covenant contained herein, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.


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


11.  Governing Law

     This Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflict of laws.

12.  Complete Agreement

     This Agreement constitutes the complete and exclusive agreement between the parties hereto which supersedes all proposals, oral and written, and all other communications between the parties relating to the subject matter contained herein.

13.  Warranties

     Dr. Elkholy represents, warrants, covenants and agrees that he has a right to enter into this Agreement, that he is not a party to any agreement or understanding whether or not written which would prohibit or restrict his performance of his obligations under this Agreement and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using.

14.  Notice

     Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and sent by registered mail or nationally recognized overnight carrier, to the parties at the following addresses:

                   To the Company at:

                   Frederick A. Moran, Chief Executive Officer
                   VDC Corporation Ltd.
                   75 Holly Hill Lane
                   Greenwich, CT 06830

                   with a copy to:

                   Louis D. Frost, VDC Corporate Counsel
                   VDC Corporation Ltd.
                   75 Holly Hill Lane
                   Greenwich, CT 06830

                   To Dr. Elkholy at:

                   Dr. Hussein Elkholy
                   2 Horizon Road
                   Apartment 604
                   Ft. Lee, New Jersey 07024


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


15.  Key Man Insurance

     The Company shall have the right to obtain what is commonly known as "Key Man Insurance" on the life of Dr. Elkholy in such amount as the Company deems appropriate. Dr. Elkholy agrees to cooperate in all manner in the obtaining of such a policy. All expenses involved in connection with the obtaining and maintaining of such a policy shall be that of the Company.

16.  Due Authorization

     The Company represents to Dr. Elkholy that this Agreement has been duly authorized and approved by the Board of Directors of the Company.

17.  Assignment

     This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. This Agreement may not be assigned to any third party without the written consent of all parties to the assignment.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 8th day of July 1998.


ATTEST:                                     VDC CORPORATION LTD.


/s/ Frederick A. Moran                      By: /s/ Frederick A. Moran
-----------------------------                   -------------------------------
_______________, Secretary                      Frederick A. Moran,
                                                Chief Executive Officer


WITNESS:


/s/ Lynn K. Roberts                         /s/ Dr. Hussein Elkholy
-----------------------------                   -------------------------------
                                                Dr. Hussein Elkholy


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